Exhibit 10.2

Amendment No. 5 to Purchase and Contribution Agreement

AMENDMENT AGREEMENT (this “Amendment Agreement”) dated as of October 5, 2007  between Lexmark  International, Inc. (the “Seller”) and Lexmark  Receivables Corporation (the “Purchaser”).

Preliminary Statements.  (1) The Seller and Purchaser are parties to a Purchase and Contribution Agreement dated as of October 22, 2001 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and contributed Receivables from time to time to the Purchaser.

(2)           The parties hereto desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.      Amendment.  Upon the effectiveness of this Amendment Agreement, the Agreement is hereby amended as follows:

1.1           The definition of   “Facility Termination Date”  in Section 1.01 of  the Agreement is  amended by restating  clause (i) thereof to read as follows: (i) the “Facility Termination Date” (as defined in the Sale Agreement),.

SECTION 2.       Effectiveness.  This Amendment Agreement shall become effective at such time that executed  counterparts of this Amendment Agreement have  been delivered by each party hereto to the other party hereto and the Amendment dated as of the date hereof to the Sale Agreement shall have become effective.

SECTION 3.       Representations and Warranties.  The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment Agreement).

SECTION 4.       Confirmation of Agreement.  Each  reference  in the  Agreement  to  “this Agreement” or  “the Agreement”  shall   mean the  Agreement as  amended by this Amendment Agreement, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5.       GOVERNING LAW.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6.       Execution in Counterparts.  This Amendment Agreement   may be executed in  any  number of  counterparts and by  different  parties hereto in  separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

                      IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK INTERNATIONAL, INC.

By:	/s/ Richard A. Pelini
Title: VP & Treasurer

LEXMARK RECEIVABLES CORPORATION

By:	/s/ Bruce J. Frost
Title: Assistant Treasurer

Pursuant to Section 5.01(m) of the Sale Agreement
(as such term is defined in the Purchase and Contribution
Agreement), each of the undersigned consents to the
foregoing Amendment No. 5 dated as of October 5, 2007
to the Purchase and Contribution Agreement

CITICORP NORTH AMERICA, INC., as Program Agent and as an Investor Agent

By: /s/ Junette M. Earl
Name: Junette M. Earl
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Investor Agent

By: /s/ Aditya Reddy
Name: Aditya Reddy
Title: VP and Manager